Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated March 11, 2003, with respect to the consolidated financial statements of SpectRx, Inc. for the year ended December 31, 2002, included in Post-Effective Amendment No. 2 on Form S-1 to Form S-2 (the Registration Statement Form S-1 No. 333-114772) and related Prospectus of SpectRx, Inc. for the registration of 11,557,385 shares of its common stock.

/s/ Ernst & Young LLP

December 20, 2005